Exhibit 99.2

Special Meeting of Stockholders of GGP Inc.

Date – [            ], 2018

Time – [            ]

Location – 350 N. Orleans St., Suite 300, Chicago, Illinois 60654-1607

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Joint Proxy Statement/Prospectus is available at www.proxyvote.com.

▲    IF YOU PLAN TO ATTEND THE SPECIAL MEETING    ▲

E48738-TBD

GGP INC. PROXY

This Proxy is solicited on behalf of the Board of Directors of GGP Inc.

By signing this proxy, the undersigned hereby constitutes and appoints Sandeep Mathrani and Stacie L. Herron, and each of them, as the lawful attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote, represent and act as proxy with respect to all shares of common stock, $0.01 par value, of GGP Inc., in the name of the undersigned on GGP Inc.’s books at the close of business on June 22, 2018, at the Special Meeting of Stockholders (the “Special Meeting”) to be held at GGP Inc.’s principal executive offices, 350 N. Orleans St., Suite 300, Chicago, Illinois 60654-1607, at [            ], on [            ], 2018, or at any postponement(s) or adjournment(s) thereof, as follows:

The powers hereby granted may be exercised by any of said attorneys-in-fact or proxies or their substitutes present and acting at the Special Meeting or any postponement(s) or adjournment(s) thereof, or, if only one be present and acting, then by that one. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and the accompanying Joint Proxy Statement/Prospectus, the terms of which are incorporated by reference, and revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

This proxy also serves as a voting instruction card to the Trustee of the GGP 401(k) Savings Plan (the “Savings Plan”).

This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5, “FOR” PROPOSAL 6, “FOR” PROPOSAL 7, AND “FOR” PROPOSAL 8 AND, IN THE DISCRETION OF THE PROXIES, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, AND, IN THE CASE OF SHARES HELD IN THE SAVINGS PLAN, IN ACCORDANCE WITH THE TERMS OF SUCH SAVINGS PLAN.

Address Changes:

(Continued and to be marked, dated and signed on reverse side of this card. If you noted any Address Changes above, please mark corresponding box on the reverse side.)

GGP Inc.

350 N. ORLEANS ST., SUITE 300

CHICAGO, IL 60654-1607

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH OF WHICH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time on [            ], 2018, the day before the special meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by GGP Inc. in mailing proxy materials, you can consent to receiving all future proxy statements and proxy cards electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [            ], 2018, the day before the special meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTING INSTRUCTIONS

Your vote also constitutes voting instructions with respect to any shares held in the Savings Plan. If no instructions are received by 11:00 a.m. Eastern Time on [            ], 2018, shares of stock held in the Savings Plan will be voted in the same proportion as votes received from other participants in the Savings Plan.

You can view the Notice and Joint Proxy Statement/Prospectus on the Internet at www.proxyvote.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 GGP Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:		For	Against	Abstain

1.	Proposal to adopt the Agreement and Plan of Merger, dated as of March 26, 2018, by and among Brookfield Property Partners L.P. (“BPY”), Goldfinch Merger Sub Corp., and GGP Inc. (“GGP”), as amended on June 25, 2018, and as may be further amended from time to time in accordance with its terms, pursuant to which BPY has agreed to acquire GGP through a series of transactions (the “Transactions”).	☐	☐	☐

2.	Proposal to approve amending and restating the GGP certificate of incorporation to authorize new classes of capital stock and implement other ancillary amendments.	☐	☐	☐

3.	Proposal to approve amending and restating the GGP certificate of incorporation to remove the ability of stockholders to prohibit the board of directors of Brookfield Property REIT Inc., the new name of GGP after the consummation of the Transactions (“BPR”), from further amending the GGP bylaws that were amended by such stockholders.	☐	☐	☐

4.	Proposal to approve amending and restating the GGP certificate of incorporation to impose a voting requirement of 66 2/3% of the voting power of the capital stock entitled to vote to amend or repeal the GGP bylaws.	☐	☐	☐

For address changes, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend the Special Meeting in person.		☐	☐

		Yes	No

		For	Against	Abstain

5.	Proposal to approve amending and restating the GGP certificate of incorporation to impose a voting requirement of 66 2/3% of the voting power of the capital stock entitled to vote to remove a director of BPR.	☐	☐	☐

6.	Proposal to approve amending and restating the GGP bylaws to include a provision requiring BPR to include in its proxy statements and proxy cards director candidates selected by a BPY affiliate.	☐	☐	☐

7.	Proposal to approve amending and restating the GGP bylaws to eliminate the stockholders’ power to call special meetings and to implement other ancillary amendments.	☐	☐	☐

8.	Proposal to approve, by non-binding, advisory vote, the compensation that may become payable to the GGP named executive officers in connection with the Transactions.	☐	☐	☐

Each of Proposals 1, 2, 3, 4, 5, 6 and 7 is cross-conditioned upon the approval of each other Proposal. None of Proposals 1, 2, 3, 4, 5, 6 or 7 will be deemed approved unless all of them are approved.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any postponement(s) or adjournment(s) thereof.

(Please date and sign this proxy exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign. All holders must sign. If a corporation, partnership or other legal entity, an authorized officer of such legal entity should sign along with the full name of such legal entity.)

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date